Exhibit 1.1

3,130,435 Ordinary Shares

Nayax Ltd.

UNDERWRITING AGREEMENT

March 7, 2024

Barclays Capital Inc.
UBS Securities LLC
As Representatives of the several
Underwriters named in Schedule I attached hereto,

c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

c/o UBS Securities LLC
1285 Avenue of the Americas
New York, New York 10019

Ladies and Gentlemen:

Nayax Ltd., a company organized under the laws of the State of Israel (the “Company”), and certain shareholders of the Company named in Schedule II attached hereto (the “Selling Shareholders”), propose to sell an aggregate of 3,130,435 (the “Firm Shares”) of the Company’s ordinary shares, par value NIS 0.001 per ordinary share (the “Ordinary Shares”). 2,130,435 of the Firm Shares are being sold by the Company and 1,000,000 of the Firm Shares are being sold by the Selling Shareholders. In addition, the Company proposes to grant to the several underwriters named in Schedule I (the “Underwriters”) attached to this agreement (this “Agreement”) an option to purchase up to an aggregate of 469,565 additional Ordinary Shares on the terms set forth in Section 3 (the “Option Shares”). The Firm Shares and the Option Shares are hereinafter collectively called the “Shares.” This Agreement is to confirm the agreement concerning the purchase of the Shares from the Company and the Selling Shareholders by the Underwriters.

1.    Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

(a)   A registration statement on Form F-3 (File No. 333-274812) relating to the Shares has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Company to you as the representatives (the “Representatives”) of the Underwriters. As used in this Agreement:

(i)   “Applicable Time” means 8:12 P.M. (New York City time) on March 7, 2024;

(ii)   “Effective Date” means the date as of which such registration statement, was declared effective by the Commission;

(iii)   “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) relating to the Shares;

(iv)   “Preliminary Prospectus” means any preliminary prospectus relating to the Shares included in such registration statement or filed with the Commission pursuant to Rule 424(b) under the Securities Act;

(v)   “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information included in Schedule IV hereto, if any;

(vi)   “Prospectus” means the final prospectus relating to the Shares, including any prospectus supplement thereto related to the Shares, as filed with the Commission pursuant to Rule 424(b) under the Securities Act;

(vii)   “Registration Statement” means, collectively, the various parts of such registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus, all exhibits to such registration statement and including the information deemed by virtue of Rule 430B under the Securities Act to be part of such registration statement as of the Effective Date;

(viii)   “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act or Rule 163B under the Securities Act; and

(ix)   “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form F-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) under the Securities Act prior to or on the date hereof. Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and before the date of such amendment or supplement and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any document filed with the Commission pursuant to Section 13(a), 14 or 15(d) of the Exchange Act after the Effective Date and before the date of such amendment that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose or pursuant to Section 8A of the Securities Act has been instituted or threatened by the Commission. The Commission has not notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto.

(b)   From the time of filing of the Registration Statement to the Commission through the date hereof, the Company has been and will be an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(c)   The Company (i) has not engaged in any Testing-the-Waters Communication and (ii) has not authorized anyone to engage in Testing-the-Waters Communications.

(d)   Since the time of the initial filing of the Registration Statement, the Company has been, and continues to be, eligible to use Form F-3 for the offering of the Shares. The Company was not an “ineligible issuer” (as defined in Rule 405) at any such time or date. The Registration Statement was filed not earlier than the date that is three years prior to the applicable Delivery Date. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(e)   The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the rules and regulations thereunder. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on the applicable Delivery Date to the requirements of the Securities Act and the rules and regulations thereunder. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.

(f)   The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(d) hereof.

(g)   The Prospectus will not, as of its date or as of the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(d) hereof.

(h)   The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i)   The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package made in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(d) hereof.

(j)   Each Issuer Free Writing Prospectus listed in Schedule V hereto, when taken together with the Pricing Disclosure Package, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Issuer Free Writing Prospectus listed in Schedule V hereto in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(d) hereof.

(k)   Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and rules and regulations thereunder. The Company has not made any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives, except as set forth on Schedule VI hereto. The Company has retained in accordance with the Securities Act and the rules and regulations thereunder all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the rules and regulations thereunder.

(l)   The Company and each of its subsidiaries has been duly organized and is validly existing and in good standing as a corporation or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, shareholders’ equity, properties, business or prospects of the Company and its subsidiaries taken as a whole (a “Material

Adverse Effect”). The Company and each of its subsidiaries have all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 8.1 to the Company’s Annual Report on Form 20-F for the most recent fiscal year. None of the subsidiaries of the Company is a “significant subsidiary” (as defined in Rule 405 under the Securities Act) other than those disclosed in Exhibit 8.1 to the Company’s Annual Report on Form 20-F for the year ended December 31, 2023 (each a “Significant Subsidiary” and together, the “Significant Subsidiaries”). The Company is not designated as a “breaching company” (within the meaning of the Israeli Companies Law, 5759-1999 (together with the regulations promulgated thereunder, the “Companies Law”)) by the Registrar of Companies of the State of Israel nor has a proceeding been instituted in Israel by the Registrar of Companies of the State of Israel for the dissolution of the Company and there is no basis for such designation. The certificate of incorporation, articles of association, charter, by-laws and other organizational documents of the Company and each of its Significant Subsidiaries comply with the requirements of applicable law in its jurisdiction of incorporation and are in full force and effect.

(m)   The Company has an authorized capitalization as set forth under the heading “Capitalization” in the Pricing Disclosure Package, and all of the issued and outstanding shares of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform in all material respects to the description thereof contained in the most recent Preliminary Prospectus and were issued in compliance with federal and state securities laws, including the Companies Law and the Israeli Securities Law, 5728-1968, as amended, and the regulations promulgated thereunder (the “Israeli Securities Law”), and not in violation of any preemptive right, resale right, right of first refusal or similar right. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no options, warrants or other rights to purchase or exchange any securities for ordinary shares of the Company are outstanding. All of the issued shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The description of the Company’s share option, share bonus and other share plans or arrangements (the “Company Share Plans”), and the options and other equity incentive awards or other rights granted thereunder (collectively, the “Options”), set forth in the Pricing Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to the Company Share Plans and Options; each grant of an Option (i) was duly authorized no later than the date on which the grant of such Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (ii) that was intended to qualify for either the “capital gains track” or the “employment income track” of Section 102 of the Israeli Income Tax Ordinance (New Version), 5721-1961, and the rules and regulations promulgated thereunder, so qualifies as was indicated with respect to each such Option at the date that such Option was granted, and (iii) was made in accordance with the terms of the applicable Company Share Plan and all applicable laws and regulatory rules or requirements, including all applicable federal and Israeli securities laws.

(n)   The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly authorized and, upon payment and delivery in accordance with this Agreement, will be validly issued, fully paid and non-assessable, will conform to the description thereof contained in the most recent Preliminary Prospectus and the issuance and sale thereof will be free of statutory and contractual (including under the articles of association and other organizational documents of the Company) preemptive rights, rights of first refusal and similar rights.

(o)   The Company has all requisite corporate power and authority, including, to the extent applicable, under Chapter 5 of Part VI of the Companies Law, to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company.

(p)   The issuance and sale of the Shares by the Company, the execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby and thereby and the application of the proceeds from the sale of the Shares as described under “Use of Proceeds” in the Pricing Disclosure Package will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company and its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; (ii) result in any violation of the provisions of the articles of association, charter or by-laws (or other organizational documents) of the Company or any of its subsidiaries; or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except, with respect to clauses (i) and (iii), conflicts, defaults, breaches or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q)   No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets is required for the issue and sale of the Shares by the Company, the execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby, except for (i) the registration of the Shares under the Securities Act, (ii) the approval of the Nasdaq Global Select Market for the listing of the Shares to be sold by the Company on the Nasdaq Global Select Market, (iii) the approval of the Tel Aviv Stock Exchange (the “TASE”) for the listing of the Shares to be sold by the Company on the TASE, (iv) a notice to the Israeli Capital Markets Authority regarding the control permit held by the Selling Shareholders which has been submitted prior to the date hereof, and (v) such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under the Exchange Act, applicable state and foreign securities laws and/or the bylaws and rules of the Financial Industry Regulatory Authority, Inc. (the “FINRA”) in connection with the purchase and sale of the Shares by the Underwriters.

(r)   The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the most recent Preliminary Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities

Act and present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with the Financial Reporting Standards (“IFRS”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with IFRS the information required to be stated therein. The selected financial data and the summary financial information included in the most recent Preliminary Prospectus present fairly the information shown therein and has been compiled on a basis consistent with that of the audited financial statements included therein. All disclosures contained or incorporated by reference in the most recent Preliminary Prospectus regarding “non-IFRS financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. The most recent Preliminary Prospectus includes all financial statements required to be included in the Registration Statement by Regulation S-X under the Securities Act and no additional financial statements are required to be included in the Prospectus or Registration Statement.

(s)   Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited (“PwC”), who have certified certain financial statements of the Company and its consolidated subsidiaries, whose report appears in the most recent Preliminary Prospectus or is incorporated by reference therein and who have delivered the initial letter referred to in Section 9(h) hereof, are independent public accountants as required by the Securities Act and the rules and regulations thereunder.

(t)   The Company and each of its subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS. The Company and each of its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with IFRS and to maintain accountability for its assets, (iii) access to the Company’s and its subsidiaries’ assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for the Company’s and its subsidiaries’ assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Pricing Disclosure Package and the Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto. As of the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by PwC and the audit committee of the board of directors of the Company (the “Audit Committee”), there were no material weaknesses in the Company’s internal controls.

(u)   (i) The Company and each of its subsidiaries maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company and its subsidiaries in the reports they file or submit under the Exchange Act is accumulated and communicated to management of the Company and its subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made, and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(v)   Since the date of the most recent balance sheet of the Company contained in the Company’s most recent consolidated financial statements reviewed or audited by PwC, (i) the Company has not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company or any of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls, or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries; and (ii) there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(w)   The section entitled “Operating and Financial Review and Prospects – Critical Accounting Policies” set forth or incorporated by reference in the Pricing Disclosure Package accurately and fully describes (i) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (ii) the judgments and uncertainties affecting the application of Critical Accounting Policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(x)   There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(y)   Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus, neither the Company nor any of its subsidiaries has (i) sustained any loss or interference with its businesses from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree (whether domestic or foreign), except for any such losses or interferences that would not, individually or on the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) issued or granted any securities, other than Ordinary Shares issued pursuant to employee benefit plans, qualifying share option plans or other employee compensation plans, in each case, described in the Preliminary Prospectus, in the Pricing Disclosure Package and in the Prospectus, or pursuant to outstanding options, (iii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any material transaction not in the ordinary course of business, or (v) declared or paid any dividend on its capital stock, and since such date, there has not been any change in the capital stock (other than as a result of the exercise or settlement (including any “net” or “cashless” exercises or settlements), if any, of share options or restricted share units or the award, if any, of share options, restricted share units or restricted shares, pursuant to the Company’s equity plans that are described in the Registration Statement, the Pricing Disclosure Package and in the Prospectus) or long-term debt of the Company or any of its subsidiaries or any adverse change, in or affecting the condition (financial or otherwise), results of operations, shareholders’ equity, properties, management, business or prospects of the Company and its subsidiaries taken as a whole, in each case except as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(z)   The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such liens, encumbrances and defects as (i) are described in the most recent Preliminary Prospectus or (ii) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All assets held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(aa)   The Company and each of its subsidiaries have, and are operating in compliance with, such permits, licenses, patents, clearances, registrations, exemptions, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the most recent Preliminary Prospectus, except for any of the foregoing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and each of its subsidiaries have fulfilled and performed all of their respective obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not reasonably be expected to have a Material Adverse Effect. The Company and each of its subsidiaries is in compliance with all conditions and requirements stipulated under any applicable law and regulations and by any instruments of approval and tax rulings (the “Rulings”) granted to it with respect to any “Approved Enterprise,” “Benefited Enterprise,” or “Industrial Company” status of the Company or its subsidiaries or any of their facilities as well as with respect to any other tax benefits claimed or received by them, including any “Approved Enterprise,” “Benefited Enterprise,” “Preferred Enterprise,” “Preferred Technological Enterprise,” or “Special Preferred Technological Enterprise” status or benefits (collectively, “Tax Incentive Program”) and by Israeli laws and regulations relating to any Tax Incentive Program; all information supplied by the Company or its subsidiaries with respect to applications or notifications relating to any Tax Incentive Program (including in connection with any Ruling) was true, correct and complete in all material respects when supplied to the appropriate authorities; and neither the Company nor any of its subsidiaries has received any notice of any proceeding or investigation relating to the revocation or modification or denial of any current or past Tax Incentive Program granted with respect to it or any of its facilities or any such status or benefits, in each case, except for any failure to comply, inaccuracy or notice (as appropriate) that would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any funding, grants or subsidies from or on behalf of or under the authority of the Israel Innovation Authority of the Israeli Ministry of Economy and Industry, the Authority for Investment and Development of Industry and the Economy of the State of Israel, any other governmental or regulatory agency or authority or any bi- or multi-national grant program, framework or foundation.

(bb)   (i) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries own or possess adequate rights to use all patents, trademarks, service marks, trade names, copyrights, works of authorship, licenses, know-how, inventions, domain names, software and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, “Intellectual Property”) material to or necessary for the conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (ii) the Company and each of its subsidiaries have not and do not infringe, misappropriate, dilute or otherwise violate any Intellectual Property of any person or entity; (iii) the Company and each of its subsidiaries have not received any written notice of any claim or allegation of infringement, misappropriation, dilution, conflict or other violation with respect to the Intellectual Property of a third party; (iv) to the knowledge of the Company, the Intellectual Property of the Company or any of its subsidiaries is not being infringed, misappropriated, diluted or otherwise violated by any person or entity; and (v) the Company and each of its subsidiaries have not sent any written notice of any claim or allegation of infringement, misappropriation, dilution, conflict or other violation with respect to the Intellectual Property owned by the Company or any of its subsidiaries. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) the Intellectual Property that is owned, purported to be owned, used, held for use or practiced by the Company and each of its subsidiaries comprise all of the material Intellectual Property used or held for use in connection with the operation of the businesses of the Company and each of its subsidiaries as currently conducted; and (B) and there is no other Intellectual Property that is material to or necessary for the operation of the businesses of the Company or its subsidiaries. There are no claims pending or threatened in writing, challenging the validity, enforceability, registration, ownership, scope or use of any Intellectual Property owned by the Company or any of its subsidiaries, and; the Company and its subsidiaries have taken commercially reasonable measures to maintain and protect their rights in their material Intellectual Property, including by maintaining the confidentiality of the trade secrets and material confidential information owned or used by them, and entering nondisclosure, confidentiality and invention assignment agreements with each of their employees and contractors that assign to the Company or a subsidiary of the Company ownership of all Intellectual Property in works created by such employee or contractor, as applicable, for the Company or any of its subsidiaries and require such employee or contractor to maintain in confidence the Company and each of its subsidiaries’ confidential information. No trade secret used in the conduct of the Company’s and each of its subsidiaries’ respective businesses has been authorized to be disclosed or, to the knowledge of the Company, has been actually disclosed by the Company or any of its subsidiaries to any person other than pursuant to a written confidentiality contract restricting the disclosure and use thereof. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no funding, facilities, or personnel of any governmental authority or university were used to develop or create, in whole or in part, any products or Intellectual Property of the Company or any of its subsidiaries. The Company and each of its subsidiaries do not distribute open-source software with any of their proprietary software applications, or otherwise use or incorporate open-source software in any of their proprietary software applications, in a manner that requires the Company or any of its subsidiaries to disclose or distribute any of their material proprietary software in source code form, license any of their material proprietary software for the purpose of making derivative works, or license or otherwise make available any of their material proprietary software on a royalty-free basis. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries are in material compliance with the terms of each agreement pursuant to which they receive a license to Intellectual Property of any third party.

(cc)   The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the businesses of the Company and its subsidiaries as currently conducted, and the Company and its subsidiaries have implemented and maintained commercially reasonable technical and organizational measures necessary to protect information technology and Personal Data used in connection with, the operation of the businesses of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including any information or data used to identify, describe, contact or locate, a natural person, device or household, including name, address, telephone number, email address, billing information, driver’s license number, other government-issued identifier, vehicle identification number, online identifier, device identifier, IP address, browsing history, search history or other website, application or online activity or usage data, location data, or biometric data, and/or is considered “personally identifiable information,” “personal information,” “personal data,” or any similar term by any applicable Privacy Requirements (“Personal Data”)) used in connection with their businesses as currently conducted. Neither the Company and its subsidiaries, nor to the knowledge of the Company, any of their Data Partners (defined below) have experienced any breaches, violations, outages or unauthorized uses of or accesses to any IT System or Personal Data used in connection with the operation of the Company’s and its subsidiaries’ businesses, except for those that have been remedied without material cost or liability or the duty to notify any other person.

(dd)   The Company and its subsidiaries and all vendors, processors, or other third parties processing or otherwise with access to Personal Data collected and/or processed by or for, and/or sharing Personal Data with, the Company or any of its subsidiaries (collectively, “Data Partners”), have complied and are in material compliance with all applicable (a) laws, rules, regulations or standards, in each case as amended, consolidated, re-enacted or replaced from time to time by the applicable governmental authority, relating to the privacy, security, or processing of Personal Data, data breach notification, website and mobile application privacy policies and practices, the processing and security of payment card information, wiretapping, the interception of electronic communications, the tracking or monitoring of online activity, and email, text message, or telephone communications, including: the Federal Trade Commission Act; the Gramm-Leach-Bliley Act; the California Consumer Privacy Act; and the Payment Card Industry Data Security Standards; the EU General Data Protection Regulation (and any European Union member states’ laws and regulations implementing it); the EU General Data Protection Regulation as it forms part of United Kingdom (“UK”) law by virtue of section 3 of the European Union (Withdrawal) Act 2018 and any applicable implementing or supplementary legislation of the UK (including the UK Data Protection Act 2018); the EU e-Privacy Directive 2002/58/EC as amended by Directive

2009/136/EC (and any European Union member states’ laws and regulations implementing it); and the Israeli Privacy Protection Regulations, Information Security, 2017 (“Privacy Laws”), (b) policies, notices, and/or statements related to Personal Data (“Privacy Policies”), and (c) contractual commitments related to the processing of Personal Data (collectively, the “Privacy Requirements”). The Company and its subsidiaries at all times since January 1, 2021 have presented a Privacy Policy to individuals prior to the collection of any Personal Data, and all of its Privacy Policies are and have at all times been accurate, consistent and complete and not misleading or deceptive (including by omission). The Company and its subsidiaries routinely engage in due diligence of Data Partners before allowing them to access, receive or process Personal Data. The Company and its subsidiaries have at all times since January 1, 2018 had agreements in place with all Data Partners, which agreements comply and are consistent with the Privacy Requirements in place at the time such agreements were executed. The Company and its subsidiaries have at all times since January 1, 2018, implemented, maintained and complied with, and required all Data Partners to implement, maintain and comply with, technical, physical, and organizational measures, plans, procedures, controls, and programs, including a written information security program, which at a minimum meets industry best practice, in an effort to (a) protect Personal Data against any accidental, unlawful or unauthorized access, use, loss, disclosure, alteration, destruction, or compromise (a “Security Incident”), and (b) identify and address internal and external risks to the privacy and security of Personal Data. In relation to any Security Incident and/or Privacy Requirement, neither the Company and its subsidiaries, nor to the knowledge of the Company, any of their Data Partners have (i) notified or been required to notify any customer, consumer, employee, governmental authority, or other person, or (ii) received any notice, inquiry, request, claim, complaint, correspondence or other communication from, or been the subject of any investigation or enforcement action by, any governmental authority or other person. To the knowledge of the Company, there are no facts or circumstances that could give rise to the occurrence of (i) or (ii). The Company and its subsidiaries maintain adequate insurance coverage containing industry standard policy terms and limits that are appropriate to the risk of liability relating to any Security Incident, unauthorized processing of Personal Data, or violation of the Privacy Requirements, and no claims have been made under such insurance policy(ies).

(ee)   The Company and its subsidiaries are presently, and have been, in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the business of payment processing (including clearance and settlement), merchant acquiring, card transactions, transmitting or remitting money, monetary value or virtual currency, electronic funds transfers, remittances, issuing or selling stored value, prepaid access or the like, issuing or selling payment instruments, the custody, transfer or exchange of money, monetary value or virtual currency, or any similar payment or money services (each a “Financial Regulatory Requirement”). The Company and its subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure material compliance with Financial Regulatory Requirements and all third-party obligations and industry standards relating thereto (collectively, the “Financial Regulatory Policies”). Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its subsidiaries has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Financial Regulatory Requirement and nor is aware of any facts that, individually or in the aggregate, would reasonably indicate non-compliance with any Financial Regulatory Requirement or Financial Regulatory Policies. There is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or, to the knowledge of the Company, threatened, alleging material non-compliance with Financial Regulatory Requirements or Financial Regulatory Policies.

(ff)   No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Pricing Disclosure Package, the Prospectus or any “road show” (as defined in Rule 433 under the Securities Act) has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(gg)   Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there are no legal, regulatory or governmental proceedings, investigations or non-routine examinations pending to which the Company or any of its subsidiaries is subject of which any property or assets of the Company or any of its subsidiaries is the subject that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement, the consummation of the transactions contemplated hereby or the businesses of the Company and its subsidiaries as described in the most recent Preliminary Prospectus, or that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus, and (ii) no such proceedings are threatened or contemplated by governmental authorities or others that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(hh)   Neither the Company nor any of its subsidiaries has been the subject, or recipient of any material complaint or any material number of complaints from its customers, or any party with which it has a contract, agreement or understanding which in any case would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the businesses of the Company and its subsidiaries as described in the most recent Preliminary Prospectus.

(ii)   Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there has been no material correspondence between the Company or any of its subsidiaries and any governmental or regulatory authority that would reasonably be expected to result in a Material Adverse Effect.

(jj)   There are no contracts or other documents required to be described in the Registration Statement or the most recent Preliminary Prospectus or filed as exhibits to the Registration Statement, that are not described and filed as required. The statements made in the most recent Preliminary Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and filed, constitute accurate summaries of the terms of such contracts and documents in all material respects. Neither the Company nor any of its subsidiaries has knowledge that any party to any material contract or other document to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject has any intention not to render full performance as contemplated by the terms thereof, except as could not, individually or in the aggregate, reasonable be expected to have a Material Adverse Effect.

(kk)   The statements made in or incorporated by reference in the most recent Preliminary Prospectus and Prospectus insofar as they purport to constitute summaries of the terms of legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such legal and governmental proceedings and contracts and other documents in all material respects.

(ll)   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is reasonably adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) all policies of insurance of the Company and its subsidiaries are in full force and effect; (ii) the Company and each of its subsidiaries are in compliance with the terms of such policies in all respects; (iii) neither the Company nor any of its subsidiaries has received written notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; and (iv) there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. Neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to have a Material Adverse Effect.

(mm)   Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company, on the other hand, that is required to be described in the most recent Preliminary Prospectus which is not so described.

(nn)   Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that could reasonably be expected to have a Material Adverse Effect.

(oo)   Neither the Company nor any of its subsidiaries (i) is in violation of its articles of association, charter or by-laws (or other organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, (iii) is in violation of any law, statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets, or its own privacy policies or (iv) has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its businesses, except in the case of clauses (ii), (iii) and (iv), to the extent any such conflict, breach, violation or default could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(pp)   Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries (i) are, and at all times prior hereto were, in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety, the environment, or natural resources, or to use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, and (ii) have not received notice or otherwise have knowledge of any actual or alleged violation of Environmental Laws, or of any actual or potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (x) there are no proceedings that are pending, or known to be contemplated, against the Company or any of its subsidiaries under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $300,000 or more will be imposed, (y) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (z) neither the Company nor any of its subsidiaries anticipate material capital expenditures relating to Environmental Laws.

(qq)   The Company and each of its subsidiaries have filed all federal, and other state, local, non-U.S. and other tax returns required to be filed, or have received timely extensions therefor, and such filed returns are correct and complete in all material respects, and have paid all federal and other state, local, non-U.S. and other taxes due (whether imposed directly or indirectly or through withholding) including any interest, additions to tax, or penalties applicable thereto, each through the date hereof, except in each case, tax returns or taxes where the failure to file or pay would not, individually or in the aggregate, have a Material Adverse Effect, and except taxes that are currently being contested in good faith and for which adequate reserves have been provided in accordance with IFRS. No tax deficiency has been determined adversely to the Company or any of its subsidiaries nor does the Company have any knowledge of any tax deficiencies that have been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, that, in either case, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any written claim from any governmental authority that the Company or any of its subsidiaries are or may be subject to tax or required to file a tax return in a jurisdiction where it does not file tax returns.

(rr)   The Company does not believe that it was a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the Internal Revenue Code of 1986, as amended (the “Code”), for the taxable year ended December 31, 2023 and does not expect to be a PFIC for the current taxable year.

(ss)   (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)), that is maintained or contributed to by the Company or any of its subsidiaries (each, a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations, including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each plan subject to Title IV of ERISA for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) would have any liability (each a “Pension Plan”), (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no failure to meet the minimum funding standard set forth in Sections 412 of the Code and 303 of ERISA, whether or not waived, has occurred or is reasonably expected to occur, (C) no Pension Plan is or is reasonably expected to be in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA), (D) there has been no filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan or the receipt by the Company or any member of its Controlled Group from the Pension Benefit Guaranty Corporation or the plan administrator of the notice relating to the intention to terminate any Pension Plan or Pension Plans or to appoint a trustee to administer any Pension Plan, (E) no conditions contained in Section 303(k)(1)(A) of ERISA for the imposition of a lien shall have been met with respect to any Pension Plan, (F) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Pension Plan (determined based on those assumptions used to fund such Pension Plan) and (G) neither the Company or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Pension Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Pension Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA) (“Multiemployer Plan”); (iv) no Multiemployer Plan is, or is expected to be, “insolvent” (within the meaning of Section 4245 of ERISA), or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); and (v) each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service that it is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except in each case with respect to the events or conditions set forth in (i) through (v) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.

(tt)   The statistical, industry-related and market-related data included in the most recent Preliminary Prospectus and “road show” (as defined in Rule 433 under the Securities Act) are based on or derived from sources that the Company reasonably believes to be reliable in all material respects.

(uu)   Neither the Company nor any of its subsidiaries is, and as of the applicable Delivery Date and, after giving effect to the offer and sale of the Shares and the application of the proceeds therefrom as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus, none of them will be, required to be registered as an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder.

(vv)   The statements set forth in each of the most recent Preliminary Prospectus and the Prospectus under the captions “Description of Share Capital,” “Taxation” and “Underwriting” insofar as they purport to summarize the provisions of the laws, regulations or legal conclusions with respect thereto and the documents referred to therein, are accurate summaries in all material respects.

(ww)   Other than the Registration Rights Agreement dated as of May 4, 2021 between the Company and the other parties named therein (the “Registration Rights Agreement”) (the form of which is filed as exhibit to the Company’s Annual Report on Form 20-F for the most recent fiscal year), there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights that have been waived in writing or otherwise satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act. The Company has received a demand notice pursuant to the Registration Rights Agreement with respect to the Shares being sold by the Selling Shareholders hereunder, and the offering of the Shares hereunder by the Selling Shareholders is being made pursuant to such demand notice.

(xx)   Other than a certain agreement with Phoenix Underwriting Ltd. and Active Underwriting Ltd. dated March 6, 2024, neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(yy)   The Company has not sold or issued any securities that would be integrated with the offering of the Shares contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(zz)   The Company and its affiliates have not taken, directly or indirectly, any action designed to constitute, or that has constituted, or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares. In addition, neither the Company nor any of its subsidiaries has engaged in any form of solicitation, advertising or other action constituting an offer or a sale under the Israeli Securities Law in connection with the transactions contemplated hereby which would require the Company the publication of a prospectus in the State of Israel under the laws of the State of Israel.

(aaa)   The Shares have been approved for listing on The Nasdaq Global Select Market and TASE.

(bbb)   Neither the Company nor any of its subsidiaries have any debt securities or preferred stock that are rated by any “nationally recognized statistical rating agency” (as defined in Section 3(a)(62) of the Exchange Act).

(ccc)   The Company has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 1(l) or 6(a)(vi) and any Issuer Free Writing Prospectus set forth on Schedule VI hereto.

(ddd)   All obligations of the Company and its Israeli subsidiaries to provide statutory severance pay to all its engaged employees in Israel (“Israeli Employees”) are in accordance with Section 14 of the Israeli Severance Pay Law, 5723-1963 (the “Severance Pay Law”) and are fully funded or, if not required to be funded, are accrued on the Company’s financial statements, and all such employees have been subject to the provisions of Section 14 of the Severance Pay Law with respect to their entire salary, as defined under the Severance Pay Law from the date of commencement of their employment with the Company or such subsidiary, and the Company and each of such subsidiaries has been, with such exceptions as are not material, in full compliance with the requirements for a Section 14 Arrangement with respect to severance pay with respect to 100% of such salary for which severance pay may be due under the Severance Pay Law; and all amounts that the Company and each of such subsidiaries is required by contract or applicable law either (i) to deduct from Israeli Employees’ salaries or to transfer to such Israeli Employees’ pension or provident, life insurance, incapacity insurance, advance study fund or other similar funds or insurance or (ii) to withhold from the Israeli Employees’ salaries and benefits (including any other income in cash or in kind) and to pay to any Israeli governmental authority as required by applicable Israeli tax law and regulations, have, in each case, been duly and timely deducted, transferred, withheld and paid, and the Company or any such subsidiary has no outstanding obligation to make any such deduction, transfer, withholding or payment.

(eee)   Neither the Company, any of the Company’s directors or officers nor any of its subsidiaries, nor, to the knowledge of the Company, any of the Company’s controlled affiliates, any employee, agent or other person associated with or acting on behalf of the Company or any of its subsidiaries, has in the course of its actions for, or on behalf of, the Company or any of its subsidiaries has: (i) made any unlawful contribution, gift, or other unlawful expense relating to political activity; (ii) made any direct or indirect bribe, kickback, rebate, payoff, influence payment, or otherwise unlawfully provided anything of value, to any “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (collectively, the “FCPA”)) or domestic government official; or (iii) violated or is in violation of any provision of the FCPA, the Bribery Act 2010 of the United Kingdom, as amended (the “Bribery Act 2010”), or any other applicable anti-corruption or anti-bribery statute or regulation, including, without limitation, Sections 291 and 291A of the Israeli Penal Law, 5737-1977, and the rules and regulations thereunder (collectively, “Anti-Corruption Laws”). The Company and its subsidiaries and, to the knowledge of the Company, their respective controlled affiliates, have conducted their respective businesses in compliance with the FCPA, Bribery Act 2010 and all other applicable Anti-Corruption Laws, and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to ensure, continued compliance therewith. Neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable Anti-Corruption Laws.

(fff)   The operations of the Company and each of its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Israeli Prohibition on Money Laundering Law, 5760-2000 (and any orders or regulations promulgated thereunder), the Israeli Counter-Terrorism Law, 5776-2016, the money laundering statutes of all jurisdictions in which the Company or its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, that have been issued, administered or enforced by any governmental agency having jurisdiction over the Company or any of its subsidiaries (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of its subsidiaries with respect to Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ggg)   Neither the Company, any of the Company’s directors or officers nor any of its subsidiaries or controlled affiliates, nor, to the knowledge of the Company, any of the Company’s employees, agents or other person associated with or acting on behalf of the Company or any of its subsidiaries is: (i) currently the subject or the target of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union or its Member States, the United Kingdom, including HM Treasury, or a resident or incorporated or engaged in a business in an “Enemy State” pursuant to the Israeli Trade with the Enemy Ordinance, 1939 (collectively, “Sanctions”); or (ii) located, organized or resident in a country or territory that is the subject or target of country-wide or territory-wide Sanctions (including, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing or facilitating the activities or business of or with any person, or in any country or territory, that at the time of such financing or facilitation is the subject or target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transactions contemplated herein whether as an underwriter, advisor, investor or otherwise) of Sanctions. Other than as described in the certain letter dated February 23, 2024, which has been disclosed to the Underwriters and has been resolved as of the date hereof, the Company and each of its subsidiaries have not engaged in for the past five years, are not now engaged in, and will not engage in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction, is or was the subject or target of Sanctions.

(hhh)   Under current laws and regulations of the State of Israel, except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no

dividend paid on the Shares to holders of the Shares who are non-residents of the State of Israel will be subject to income, withholding or other taxes imposed by the State of Israel.

(iii)   Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no approvals are currently required in the State of Israel in order for the Company to pay dividends declared by the Company to the holders of Shares. Under current laws and regulations of the State of Israel, any amounts payable with respect to the Shares upon liquidation of the Company and dividends and other distributions declared and payable on the Shares may be paid by the Company in United States dollars and, except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, are freely transferable out of the State of Israel. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company.

(jjj)   Except for any withholding or deduction imposed as a result of an Underwriter being a tax resident of, being organized or incorporated in, engaged in business for tax purposes in, having a permanent establishment in, or having any other present or former connection in Israel, none of (i) the payments to be made by or on behalf of the Company under this Agreement, (ii) the creation, allotment, issuance, sale or delivery of the Shares by the Company, (iii) the execution or delivery of this Agreement or the consummation of the transactions contemplated by this Agreement or (iv) the sale and delivery by the Underwriters of the Shares to purchasers thereof in the manner contemplated by this Agreement will be subject to any tax (including interest and penalties) imposed on any Underwriter by the State of Israel or any political subdivision thereof, whether imposed directly or through withholding. The Underwriters are not required to withhold for Israeli tax purposes any portion of the consideration for the Shares being issued and sold by the Company.

(kkk)   No stamp, issue, registration, documentary, issuance, transfer or other similar taxes (which, for the avoidance of doubt, excludes net income or capital gains taxes), fees, charges and duties (“Stamp Taxes”) are payable in the State of Israel or any political subdivision thereof on or in connection with (i) the creation, allotment, issuance, sale and delivery of the Shares by the Company to the Underwriters or (ii) the execution or delivery or performance of this Agreement or any other agreement or document to be furnished hereunder by the Company.

(lll)   The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the State of Israel and will generally be honored by the courts of the State of Israel. The Company has the power to submit, and pursuant to Section 22 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan, The City of New York (each, a “New York Court”) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court, and the Company has the power to designate, appoint and authorize, and pursuant to Section 22 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized an agent for service of process in any action arising out of or relating to this Agreement or the transactions contemplated hereby in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company. Any final judgment for a fixed or determined sum of money rendered by a New York Court having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon this Agreement would be declared enforceable against the Company by the courts of the State of Israel, without reconsideration or reexamination of the merits, subject to the conditions, qualifications and restrictions described under the caption “Enforceability of Civil Liabilities” in the Pricing Disclosure Package and the Prospectus.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2.   Representations, Warranties and Agreements of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, represents, warrants and agrees that:

(a)   The Selling Shareholder, if an entity, has been duly organized and is validly existing as a corporation, limited liability company, public agency, or a limited partnership, as the case may be, in good standing in its jurisdiction of formation.

(b)   Neither the Selling Shareholder nor any person acting on behalf of the Selling Shareholder (other than, if applicable, the Company and the Underwriters) has used or referred to any “free writing prospectus” (as defined in Rule 405 under the Securities Act) relating to the Shares.

(c)   The Selling Shareholder has, and immediately prior to any Delivery Date on which the Selling Shareholder is selling Shares, the Selling Shareholder will have, good and marketable title to the Shares to be sold by the Selling Shareholder hereunder on such Delivery Date and any “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect thereof, free and clear of all liens, encumbrances, equities, community property rights, restrictions on transfer or claims except for any liens, encumbrances, equities or claims arising under the Custody Agreement.

(d)   The Shares to be sold by the Selling Shareholder hereunder, which shares are not certificated and held in custody for the Selling Shareholder, are subject to the interest of the Underwriters, the arrangements made by the Selling Shareholder for such custody are to that extent irrevocable, and the obligations of the Selling Shareholder hereunder shall not be terminated by any act of the Selling Shareholder, by operation of law, by the death or incapacity of any individual Selling Shareholder or, in the case of a trust, by the death or incapacity of any executor or trustee or the termination of such trust, or the occurrence of any other event.

(e)   Upon payment for the Shares to be sold by such Selling Shareholder, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (i) DTC will acquire good and marketable title to the Shares free and clear of all liens, encumbrances, equities, community property rights, restrictions on transfer or claims, (ii) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (iii) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares, and (iv) an action based on an adverse claim to such securities entitlement, whether framed in conversion, replevin, constructive trust, equitable lien or other theory may not be asserted against the Underwriters with respect to such security entitlement. For purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws, articles of association and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC, and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(f)   The Selling Shareholder has placed in custody under a custody agreement (the “Custody Agreement” and, together with all other similar agreements executed by the other Selling Shareholders, the “Custody Agreements”) with Equiniti Trust Company LLC, as custodian (the “Custodian”), for delivery under this Agreement, certificates in negotiable form (with signature guaranteed by a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program) representing the Shares to be sold by the Selling Shareholder hereunder.

(g)   The Selling Shareholder has duly and irrevocably executed and delivered a power of attorney (the “Power of Attorney” and, together with all other similar agreements executed by the other Selling Shareholders, the “Powers of Attorney”) appointing the Custodian and Yair Nechmad and Sagit Manor as attorney-in-fact, with full power of substitution, and with full authority (exercisable by any one or more of them) to execute and deliver this Agreement and to take such other action as may be necessary or desirable to carry out the provisions hereof on behalf of the Selling Shareholder.

(h)   The Selling Shareholder has full right, power and authority, corporate or otherwise, to enter into this Agreement, the Paying Agent Agreement (as defined below), the Custody Agreement, and the Power of Attorney.

(i)   This Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Selling Shareholder.

(j)   The Power of Attorney, the Paying Agent Agreement and the Custody Agreement have been duly and validly authorized, executed and delivered by or on behalf of the Selling Shareholder and constitute valid and legally binding obligations of the Selling Shareholder enforceable against the Selling Shareholder in accordance with their terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) an implied covenant of good faith and fair dealing.

(k)   The sale of the Shares by the Selling Shareholder, the execution, delivery and performance of this Agreement, the Custody Agreement, the Paying Agent Agreement and the

Power of Attorney by the Selling Shareholder and the consummation by the Selling Shareholder of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder is bound or to which any of the property or assets of the Selling Shareholder is subject or (ii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Shareholder or the property or assets of the Selling Shareholder.

(l)   No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Selling Shareholder or the property or assets of the Selling Shareholder is required for the sale of the Shares by the Selling Shareholder, the execution, delivery and performance of this Agreement, the Custody Agreement, the Paying Agent Agreement or the Power of Attorney by the Selling Shareholder and the consummation by the Selling Shareholder of the transactions contemplated hereby and thereby.

(m)   The Selling Shareholder is not prompted to sell any Shares by any information concerning the Company or any of its subsidiaries that is not set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(n)   The Selling Shareholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares.

(o)   The sale of the Shares by the Selling Shareholder does not violate any of the Company’s internal policies regarding the sale of shares or other securities by its affiliates.

(p)   The Selling Shareholder has not: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official, “foreign official” (as defined in the FCPA) or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA, Bribery Act 2010, as amended, or any other applicable Anti-Corruption Laws; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, foreign official or employee; and the Selling Shareholder has conducted its business in compliance with the FCPA, Bribery Act 2010, and all other applicable Anti-Corruption Laws, and has instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(q)   The Selling Shareholder is and has been at all times in compliance with applicable financial recordkeeping and reporting requirements of the Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Selling Shareholder or any of its subsidiaries with respect to Money Laundering Laws is pending or, to the knowledge of the Selling Shareholder, threatened.

(r)   The Selling Shareholder is not (i) currently subject to or the target of any Sanctions; or (ii) located, organized or resident in a country that is the subject of country-wide or territory-wide Sanctions (including, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic); and the Selling Shareholder will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing or facilitating the activities of or with any person, or in any country or territory, that at the time of the financing or facilitation is the subject or target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transactions contemplated herein whether as an underwriter, advisor, investor or otherwise) of Sanctions. The Selling Shareholder has not engaged in for the past five years, is not now engaged in, and will not engage in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject or target of Sanctions.

(s)   There are no affiliations or associations between any member of FINRA “participating in the offering” and such Selling Shareholder, and none of the proceeds received by such Selling Shareholder from the sale of the Shares to be sold by such Selling Shareholder hereunder will be paid to a member of FINRA “participating in the offering” or any affiliate of (or person “associated with,” as such terms are used in the rules of FINRA) such member.

(t)   The Selling Shareholder has not engaged in any form of solicitation, advertising or other action constituting an offer or a sale under the Israeli Securities Law in connection with the transactions contemplated hereby which would require the publication of a prospectus in the State of Israel under the laws of the State of Israel.

Any certificate signed by any Selling Shareholder and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by such Selling Shareholder, as to matters covered thereby, to each Underwriter.

3.   Purchase of the Shares by the Underwriters. On the basis of the representations, warranties and covenants contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 2,130,435 Firm Shares, and each Selling Shareholder agrees to sell the number of Firm Shares set forth opposite its name in Schedule II hereto, severally and not jointly, to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm Shares set forth opposite that Underwriter’s name in Schedule I hereto. Each Underwriter shall be obligated to purchase from the Company, and from each Selling Shareholder, that number of Firm Shares that represents the same proportion of the number of Firm Shares to be sold by the Company and by each Selling Shareholder as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto represents to the total number of the Firm Shares to be purchased by all of the Underwriters pursuant to this Agreement. The respective purchase obligations of the Underwriters with respect to the Firm Shares shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

In addition, the Company grants to the Underwriters an option to purchase up to 469,565 Option Shares. Such options are exercisable in the event that the Underwriters sell more Ordinary Shares than the number of Firm Shares in the offering and as set forth in Section 5 hereof. Each Underwriter agrees, severally and not jointly, to purchase the number of Option Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Option Shares to be sold on such Delivery Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

The purchase price payable by the Underwriters for both the Firm Shares and any Option Shares is $24.57 per share, less, in the case of the Option Shares, an amount per share equal to any dividends or distributions declared by the Company on its Ordinary Shares and payable on the Firm Shares but not payable on such Option Shares.

The Company is not obligated to deliver any of the Firm Shares or Option Shares to be delivered on the applicable Delivery Date, except upon payment for all such Shares to be purchased on such Delivery Date as provided herein.

4.   Offering of Shares by the Underwriters. Upon authorization by the Representatives of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions to be set forth in the Prospectus.

5.   Delivery of and Payment for the Shares. Delivery of and payment for the Firm Shares shall be made at 10:00 A.M., New York City time, on the second full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the “Initial Delivery Date.” Delivery of the Firm Shares shall be made to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Firm Shares being sold by the Company by wire transfer in immediately available funds to the accounts specified by the Company to the Representatives at least forty-eight hours in advance, and of the Firm Shares being sold by the Selling Shareholders by wire transfer in immediately available funds to the accounts specified by the Custodian to the Representatives at least forty-eight hours in advance, with such funds to be thereafter disbursed by the Custodian to the accounts with I.B.I. Trust Management (the “Paying Agent”) specified in each of the Custody Agreements. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Company and the Selling Shareholders shall deliver the Firm Shares through the facilities of DTC unless the Representatives shall otherwise instruct.

The option granted in Section 3 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Company by the Representatives; provided that if such date falls on a day that is not a business day, the option granted in Section 3 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised, the names in which the Option Shares are to be registered, the denominations in which the Option Shares are to be issued and the date and time, as determined by the Representatives, when the

Option Shares are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Each date and time the Option Shares are delivered is sometimes referred to as an “Option Shares Delivery Date,” and the Initial Delivery Date and any Option Shares Delivery Date are sometimes each referred to as a “Delivery Date.”

Delivery of the Option Shares by the Company and payment for the Option Shares by the several Underwriters through the Representatives shall be made at 10:00 A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Representatives and the Company. On each Option Shares Delivery Date, the Company shall deliver, or cause to be delivered, the Option Shares, to the Representatives for the account of each Underwriter, against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Option Shares being sold by the Company by wire transfer in immediately available funds to the accounts specified by the Company to the Representatives at least forty-eight hours in advance. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Company shall deliver the Option Shares through the facilities of DTC unless the Representatives shall otherwise instruct.

The Underwriters, the Representatives, the Paying Agent and anyone acting on their behalf shall be entitled to deduct and withhold from any proceeds payable or otherwise deliverable pursuant to this Agreement to any Selling Shareholder, such amounts as are required to be deducted and withheld with respect to the making of any such payment under the Israeli Income Tax Ordinance (New Version), 5721-1961, and the rules and regulations promulgated thereunder or any other applicable law, provided, however, should the Paying Agent deliver to the Representatives prior to the Initial Delivery Date an undertaking in accordance with the provisions of the Income Tax Circular 19/2018 (Transaction for Sale of Rights in a Corporation that includes Consideration that will be Transferred to the Seller at Future Dates) in the form attached as an exhibit to the Paying Agent Agreement, payments made by the Underwriters or on their behalf to the Paying Agent shall be without any deduction or withholding of any taxes imposed under Israeli law, and in such case, with respect to any withholding taxes imposed under applicable Israeli law, the Paying Agent shall act as the withholding agent on behalf of the Underwriters, all in accordance with the provisions of the Paying Agent Agreement (the “Paying Agent Agreement”). With respect to any withholding taxes imposed under applicable Israeli law, such withheld amounts, if any, shall be treated for all purposes of this Agreement as having been paid to the applicable Selling Shareholder.

6.   Further Agreements of the Company and the Underwriters. (a) The Company agrees:

(i)   To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose, or any notice from the Commission objecting to the use of the form of Registration Statement or any post-effective amendment thereto or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

(ii)   To furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(iii)   To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, and (C) each Issuer Free Writing Prospectus, and (D) any document incorporated by reference in any Preliminary Prospectus or the Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Shares or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if in the opinion of counsel for the Underwriters, for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance.

(iv)   To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission.

(v)   Prior to filing with the Commission any amendment or supplement to the Registration Statement, the Prospectus, any document incorporated by reference in the Prospectus or any amendment to any document incorporated by reference in the Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing (such consent not to be unreasonably withheld, conditioned or delayed).

(vi)   Not to make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives (such consent not to be unreasonably withheld, conditioned or delayed).

(vii)   To comply with all applicable requirements of Rule 433 under the Securities Act with respect to any Issuer Free Writing Prospectus. If at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(viii)   As soon as practicable after the Effective Date (it being understood that the Company shall have until at least 410 days or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Company’s fiscal year, 545 days after the end of the Company’s current fiscal quarter), to make generally available to the Company’s security holders and to deliver to the Representatives an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158), which may be satisfied by filing on the Commission’s Electronic Data Gathering Analysis and Retrieval (“EDGAR”) system.

(ix)   Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Shares for offering and sale under the securities or Blue Sky laws of Canada and such other jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided, that in connection therewith the Company shall not be required to (A) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (B) file a general consent to service of process in any such jurisdiction, or (C) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(x)   For a period commencing on the date hereof and ending on the 90th day after the date of the Prospectus (the “Lock-Up Period”), not to, and not to publicly disclose an intention to, directly or indirectly, (A) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could reasonably be expected to, result in the disposition by any person of) any Ordinary Shares or securities convertible into or exercisable or exchangeable for Ordinary Shares, or sell or grant options, rights or warrants with respect to any Ordinary Shares or securities convertible into or exchangeable for Ordinary Shares, (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Ordinary Shares, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Ordinary Shares or other securities, in cash or otherwise, (C) file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Ordinary Shares or securities convertible into or exercisable or exchangeable for Ordinary Shares or any other securities of the Company, or (D) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Barclays Capital Inc. and UBS Securities LLC, on behalf of the Underwriters, and to cause each officer, director and shareholder of the Company set forth on Schedule III hereto to furnish to the Representatives, prior to the Initial Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”). The restrictions contained in this Section 6(a)(x) shall not apply to (1) the Shares to be sold pursuant to the terms hereof; (2) options to purchase Ordinary Shares, restricted shares, restricted share units and any other equity incentive compensation issued pursuant to employee benefit plans, qualifying share option plans or other employee compensation plans, in each case, as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and Ordinary Shares issued upon the exercise of options or the settlement of restricted share units granted under such plans or under equity plans or similar plans of companies acquired by the Company in effect on the date of acquisition; or the entry into one or more agreements providing for the issuance of Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares or any security convertible into or exercisable or exchangeable for such securities in connection with bona fide commercial relationships (including, without limitation, joint ventures, marketing or distribution arrangements and collaboration agreements) or other strategic transactions (including, without limitation, any acquisition of assets or not less than a majority or controlling portion of the equity of another entity), and the issuance of any such securities pursuant to any such agreement; provided that the aggregate number of Ordinary Shares issued or issuable pursuant to this clause (3) shall not exceed five percent (5%) of the total number of outstanding Ordinary Shares immediately following the issuance of the Firm Shares to be sold by the Company pursuant to this Agreement.

(xi)   To apply the net proceeds from the sale of the Shares being sold by the Company substantially in accordance with the description as set forth in the Prospectus under the caption “Use of Proceeds.”

(xii)   To file with the Commission such information on Form 20-F as may be required by Rule 463 under the Securities Act.

(xiii)   If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Securities Act by 10:00 P.M., Washington, D.C.

time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures (16 CFR 202.3a).

(xiv)   The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (A) the time when a prospectus relating to the offering or sale of the Shares or any other securities relating thereto is not required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) and (B) completion of the Lock-Up Period.

(xv)   The Company and its affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares. In addition, the Company and its subsidiaries will not engage in any form of solicitation, advertising or other action constituting an offer or a sale under the Israeli Securities Law in connection with the transactions contemplated hereby which would require the publication of a prospectus in the State of Israel under the laws of the State of Israel.

(xvi)   The Company will do and perform all things required or necessary to be done and performed under this Agreement by it prior to each Delivery Date, and to satisfy all conditions precedent to the Underwriters’ obligations hereunder to purchase the Shares.

(xvii)   Without duplication of any amounts paid by the Company or the Selling Shareholder under Section 8 hereof, the Company will indemnify and hold harmless the Underwriters against any Stamp Taxes, including any interest and penalties thereon, in connection with (A) the creation, allotment, issuance, sale and delivery of the Shares by the Company to the Underwriters or (B) the execution and delivery of this Agreement or any other agreement or document to be furnished hereunder by the Company.

(b)   Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by such Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus, and (ii) “issuer information,” as used in this Section 6(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

7.   Further Agreements of the Selling Shareholders. Each Selling Shareholder agrees, severally and not jointly:

(a)   Neither the Selling Shareholder nor any person acting on behalf of the Selling Shareholder (other than, if applicable, the Company and the Underwriters) shall use or refer to any “free writing prospectus” (as defined in Rule 405 under the Securities Act), relating to the Shares.

(b)   The Selling Shareholder will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares.

(c)   The Selling Shareholder will do and perform all things required or necessary to be done and performed under this Agreement by it prior to each Delivery Date, and to satisfy all conditions precedent to the Underwriters’ obligations hereunder to purchase the Shares.

(d)   Without duplication of any amounts paid by the Company or the Selling Shareholders under Section 8 hereof, the Selling Shareholder will indemnify and hold harmless the Underwriters against any Stamp Taxes, including any interest and penalties thereon, in connection with (i) the sale and delivery of the Shares by the Selling Shareholders to the Underwriters; or (ii) the execution and delivery of this Agreement or any other agreement or document to be furnished hereunder by the Selling Shareholders.

(e)   The Selling Shareholder will deliver to the Underwriters, on or prior to the Initial Delivery Date any forms required to establish a complete exemption from United States backup withholding tax (it being understood that a properly completed U.S. Internal Revenue Service Form W-8 or W-9 establishing the non-U.S. or U.S. status of the Selling Shareholder, as applicable, shall be sufficient in order to establish an exemption from United States backup withholding).

8.   Expenses. The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all expenses, costs and fees incident to and in connection with (a) the authorization, issuance, sale and delivery of the Shares by the Company to the Underwriter and any Stamp Taxes payable in that connection, and the preparation and printing of certificates for the Shares; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Shares; (e) any required review by the FINRA of the terms of sale of the Shares (including related and documented fees and expenses of counsel to the Underwriters), in an amount that is not greater than $30,000); (f) the delivery and distribution of the Paying Agent Agreement, Custody Agreements and the Powers of Attorney and the fees and expenses of the Custodian (and any other attorney-in-fact); (g) the listing of the Shares on The Nasdaq Global Select Market, the TASE and/or any other exchange; (h) the qualification of the Shares under the securities laws of the several jurisdictions as provided in

Section 6(a)(ix) and the preparation, printing and distribution of a Blue Sky Memorandum (including related reasonable and documented fees and expenses of counsel to the Underwriters); (i) the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada, including in the form of a Canadian “wrapper” (including related reasonable and documented fees and expenses of Canadian counsel to the Underwriters); (j) the investor presentations on any “road show” or any Testing-the-Waters Communication, undertaken in connection with the marketing of the Shares, including, without limitation, expenses associated with any electronic road show, travel and lodging expenses of the representatives and officers of the Company and 50% of the cost of any aircraft chartered in connection with any road show (the remaining half of the cost to be borne by the Underwriters); and (k) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in Section 6, Section 7, this Section 8 and in Section 13, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any Stamp Taxes on the Shares which they may sell and the expenses of advertising any offering of the Shares made by the Underwriters. The Company and each of the Selling Shareholders agree, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, that each Selling Shareholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Shareholder’s obligations under this Agreement; provided that, except as provided in this Section 6, Section 7, Section 8 and in Section 13, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel.

9.   Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company and the Selling Shareholders contained herein, to the performance by the Company and the Selling Shareholders of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a)   The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a)(i). The Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with. If the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement.

(b)   Davis Polk & Wardwell LLP shall have furnished to the Representatives its written opinion and negative assurance letter, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives.

(c)   Herzog Fox & Neeman shall have furnished to the Representatives its written opinion, as Israeli counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives.

(d)   PwC shall have furnished to the Representatives its written opinion, as tax advisor to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives.

(e)   The respective counsel for each of the Selling Shareholders shall have furnished to the Representatives its written opinion, as counsel to each of the Selling Shareholders for whom it is acting as counsel, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives.

(f)   The Representatives shall have received from Latham & Watkins LLP, U.S. counsel for the Underwriters, such opinion and negative assurance letter, dated such Delivery Date, with respect to the issuance and sale of the Shares, the Registration Statement, the Pricing Disclosure Package and the Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(g)   At the time of execution of this Agreement, the Representatives shall have received from PwC a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(h)   With respect to the letter of PwC referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Representatives a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter, and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(i)   On the date of this Agreement and on the applicable Delivery Date, the Company shall have furnished to the Representatives a certificate, dated the respective dates of delivery thereof and addressed to the Representatives, of its chief financial officer with respect to certain financial data contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.

(j)   The Company shall have furnished to the Representatives a certificate, dated such Delivery Date, of its Chief Executive Officer and its Chief Financial Officer as to such matters as the Representatives may reasonably request, including, without limitation, a statement:

(i)   That the representations, warranties and agreements of the Company in Section 1 are true and correct on and as of such Delivery Date, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;

(ii)   That no stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened; and the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto;

(iii)   That they have examined the Registration Statement, the Pricing Disclosure Package and the Prospectus, and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, and (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading or, in the case of the Registration Statement, required to be stated therein, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth; and

(iv)   To the effect of Section 9(n) (provided that no representation with respect to the judgment of the Representatives need be made) and Section 9(o).

(k)   Each Selling Shareholder (or the Custodian or one or more attorneys-in-fact on behalf of the Selling Shareholders) shall have furnished to the Representatives on such Delivery Date a certificate, dated such Delivery Date, signed by, or on behalf of, the Selling Shareholder (or the Custodian or one or more attorneys-in-fact) stating that the representations, warranties and agreements of the Selling Shareholder contained herein are true and correct on and as of such Delivery Date and that the Selling Shareholder has complied with all its agreements contained herein and has satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date.

(l)   (i) Neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or (ii) since such date there shall not have been any change in the capital stock (other than as a result of the exercise or settlement (including any “net” or “cashless” exercises or settlements), if any, of share options or restricted share units or the award, if any, of share options, restricted share units or restricted shares, pursuant to the Company’s equity plans described in the Registration Statement, the Pricing Disclosure Package and the Prospectus)

or long-term debt of the Company or any of its subsidiaries or any change, in or affecting the condition (financial or otherwise), results of operations, shareholders’ equity, properties, management, business or prospects of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(m)   Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) (A) trading in securities generally on any securities exchange that has registered with the Commission under Section 6 of the Exchange Act (including the New York Stock Exchange, The Nasdaq Global Select Market, The Nasdaq Global Market and The Nasdaq Capital Market) or the TASE), or (B) trading in any securities of the Company on any exchange or in the over-the-counter market shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a general moratorium on commercial banking activities shall have been declared by federal or state or Israeli authorities; or (iii) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities, a material escalation of hostilities involving the United States or other calamities or crises after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), either within or outside the United States, in each case as to make it, in the reasonable judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(n)   The Nasdaq Global Select Market shall have approved the Shares for listing. On or prior to the First Delivery Date, the Shares to be sold by the Company shall have been approved in principle for listing on the TASE by the TASE, subject only to official notice of issuance, and the Underwriters or their counsel shall have received, on or prior to such date, a copy of such principle approval of the TASE for the listing for trade of such Shares, which approval (or a final approval issued by the TASE for the listing of the such Shares) shall be in full force and effect on such Delivery Date.

(o)   The Lock-Up Agreements between the Representatives and the Selling Shareholders and the other officers and directors of the Company set forth on Schedule III hereto, delivered to the Representatives on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.

(p)   On or prior to each Delivery Date, the Company shall have furnished to the Underwriters such further certificates and documents as the Representatives may reasonably request.

(q)   FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

10.   Indemnification and Contribution.

(a)   The Company hereby agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Shares), to which that Underwriter, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by any Underwriter, or (D) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares, including any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus and any Written Testing-the-Waters Communication (“Marketing Materials”); (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such affiliate, director, officer, employee or controlling person promptly upon demand for any legal or other documented out of pocket expenses reasonably incurred by that Underwriter, affiliate, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 10(d) hereof; or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the shares of Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clauses (i) or (ii) above. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any affiliate, director, officer, employee or controlling person of that Underwriter.

(b)   The Selling Shareholders, severally and not jointly, shall indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Shares), to which that Underwriter, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials, any “free writing prospectus” (as defined in Rule 405 under the Securities Act) (any such “free writing prospectus” that was prepared by or on behalf of the Selling Shareholder or used or referred to by the Selling Shareholder in connection with the offering of the Shares in violation of Section 7(c) being referred to as a “Selling Shareholder Free Writing Prospectus”) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Selling Shareholder Free Writing Prospectus, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter, its affiliates, directors, officers and employees and each such controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, its affiliates, directors, officers and employees or controlling persons in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred, or (iii) any breach of any representation or warranty of the Selling Shareholders in this Agreement or any certificate or other agreement delivered pursuant hereto or contemplated hereby. The liability of the Selling Shareholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the total net proceeds (before deducting expenses) from the offering of the Shares purchased under the Agreement received by the Selling Shareholder, as set forth in the table on the cover page of the Prospectus. The foregoing indemnity agreement is in addition to any liability that the Selling Shareholders may otherwise have to any Underwriter or any affiliate, director, officer, employee or controlling person of that Underwriter. Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, each Selling Shareholder, their respective directors, officers and employees, and each person, if any, who controls the Company or such Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, such Selling Shareholder or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (iv) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials, or (v) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 10(d) hereof. The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company, such Selling Shareholder or any such director, officer, employee or controlling person. Notwithstanding the foregoing, the Selling Shareholders shall be liable under this Section 10(b) only to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or any such amendment or supplement or in any Permitted Issuer Information or any Marketing Materials in reliance upon and in conformity with written information concerning the Selling Shareholders furnished to the Company by the Selling Shareholders specifically for inclusion therein, which information is limited to the information set forth in the Prospectus under the caption “Selling Shareholders”, or arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Selling Shareholder Free Writing Prospectus.

(c)   Promptly after receipt by an indemnified party under this Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 10 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the reasonable and documented fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 10(a) or 10(b) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (A) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (B) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement.

(d)   If the indemnification provided for in this Section 10 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 10(a) or 10(b), in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company and the Selling Shareholders, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10(d) shall be deemed to include, for purposes of this Section 10(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10(d), in no event shall (A) an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission; nor shall (B) a Selling Shareholder be required to contribute any amount in excess of the amount by which the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the such Selling Shareholder, as set forth in the table on the cover page of the Prospectus, exceeds the amount of any damages that such Selling Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 10(d) are several in proportion to their respective underwriting obligations and not joint.

(e)   The Underwriters severally confirm and the Company and each Selling Shareholder acknowledges and agrees that the statements regarding delivery of Shares by the Underwriters set forth on the cover page of, and the concession and reallowance figures and the paragraph relating to stabilization by the Underwriters appearing under the caption “Underwriting” in, the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials.

11.   Defaulting Underwriters.

(a)   If, on any Delivery Date, any Underwriter defaults in its obligations to purchase the Shares that it has agreed to purchase under this Agreement, the remaining non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by the non-defaulting Underwriters or other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. In the event that within the respective prescribed periods, the non-defaulting Underwriters notify the Company that they have so arranged for the purchase of such Shares, or the Company notifies the non-defaulting Underwriters that it has so arranged for the purchase of such Shares, either the non-defaulting

Underwriters or the Company may postpone such Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Prospectus or in any such other document or arrangement that effects any such changes. As used in this Agreement, the term “Underwriter,” unless the context requires otherwise, includes any party not listed in Schedule I hereto that, pursuant to this Section 11, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b)   If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the total number of the Shares that remain unpurchased does not exceed one-eleventh of the total number of all the Shares, then the Company shall have the right to require each non-defaulting Underwriter to purchase the total number of Shares that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the total number of Shares that such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; provided that the non-defaulting Underwriters shall not be obligated to purchase more than 110% of the total number of Shares that it agreed to purchase on such Delivery Date pursuant to the terms of Section 3 hereof.

(c)   If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the total number of Shares that remain unpurchased exceeds one-eleventh of the total number of all the Shares, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 11 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Sections 8 and 13 hereof and except that the provisions of Section 10 hereof shall not terminate and shall remain in effect.

(d)   Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

12.   Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company and the Selling Shareholders prior to delivery of and payment for the Firm Shares if, prior to that time, any of the events described in Sections 9(n) and 9(o) hereof shall have occurred or if the Underwriters shall decline to purchase the Shares for any reason permitted under this Agreement.

13.   Reimbursement of Underwriters’ Expenses. If (a) the Company or any Selling Shareholder shall fail to tender the Shares for delivery to the Underwriters for any reason, or (b) the Underwriters shall decline to purchase the Shares for any reason permitted under this Agreement, the Company and the Selling Shareholders will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Shares, and upon demand the Company and the Selling Shareholders shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 11 by reason of the default of one or more Underwriters, neither the Company nor any Selling Shareholder shall be obligated to reimburse any defaulting Underwriter on account of those expenses.

14.   Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company and the Selling Shareholders hereby waives and releases, to the fullest extent permitted by law, any claims that the Company or the Selling Shareholders may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views communicated to the Company or the Selling Shareholders by such Underwriters’ investment banking divisions. The Company and the Selling Shareholders acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

15.   Recognition of the U.S. Special Resolution Regimes.

(a)   In the event that any of the Underwriters that are a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)   In the event that any of the Underwriters that are a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For the purposes of this Section 15, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “ “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (A) the Federal Deposit

Insurance Act and the regulations promulgated thereunder and (B) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

16.   No Fiduciary Duty. The Company and the Selling Shareholders acknowledge and agree that in connection with this offering, sale of the Shares or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (a) no fiduciary or agency relationship between the Company , Selling Shareholders and any other person, on the one hand, and the Underwriters, on the other hand, exists; (b) the Underwriters are not acting as advisors, expert or otherwise and are not providing a recommendation or investment advice, to either the Company or the Selling Shareholders, including, without limitation, with respect to the determination of the public offering price of the Shares, and such relationship between the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, is entirely and solely commercial, based on arms-length negotiations and, as such, not intended for use by any individual for personal, family or household purposes; (c) any duties and obligations that the Underwriters may have to the Company or Selling Shareholders shall be limited to those duties and obligations specifically stated herein; (d) the Underwriters and their respective affiliates may have interests that differ from those of the Company and the Selling Shareholders; and (e) does not constitute a solicitation of any action by the Underwriters. The Company and the Selling Shareholders hereby (x) waive any claims that the Company or the Selling Shareholders may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering and (y) agree that none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person. Each of the Company and the Selling Shareholders has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate.

17.   Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)   if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: (646) 834-8133), with a copy, in the case of any notice pursuant to Section 10(e), to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019; and to UBS Securities LLC, 1285 Avenue of the Americas New York, New York 10019, Attention: Syndicate Department (Fax: (212) 713-2626);

(b)   if to the Company, shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Chief Legal Officer; and

(c)   if to any Selling Shareholder, shall be delivered or sent by mail or facsimile transmission to such Selling Shareholder at the address set forth on Schedule II hereto.

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company and the Selling Shareholders shall be entitled to act and rely upon any request,

consent, notice or agreement given or made on behalf of the Underwriters by Barclays Capital Inc. on behalf of the Representatives, and the Company and the Underwriters shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Selling Shareholders by the Custodian.

18.   Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Selling Shareholders and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company and the Selling Shareholders contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and (b) the indemnity agreement of the Underwriters contained in Section 10(b) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 18, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

19.   Survival. The respective indemnities, rights of contributions, representations, warranties and agreements of the Company, the Selling Shareholders and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

20.   Definition of the Terms “Business Day”, “Affiliate” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

21.   Governing Law. This Agreement and any transaction contemplated by this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles that would result in the application of any other law than the laws of the State of New York (other than Section 5-1401 of the General Obligations Law).

22.   Submission to Jurisdiction, Etc. The Company each Selling Shareholder hereby submit to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan, The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and each Selling Shareholder hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding in such courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum. The Company and each Selling Shareholder irrevocably appoints Nayax LLC, Executive Plaza 1, 11350 McCormick Road, Suite 1004, Hunt Valley, Maryland 21031, as their respective authorized agent in the United States upon which process may be served in any such suit or proceeding, and agree that service of process upon such agent, and written notice of said service to the Company or the Selling Shareholder, as the case may be, by the person serving the same to the address provided in this Section 22 shall be deemed in every respect effective service of process upon the Company or the Selling Shareholder in any such suit or proceeding. The Company and each Selling Shareholder further agree to take any and all actions as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

23.   Waiver of Immunity. With respect to any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, the Company each Selling Shareholder irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled, and with respect to any such suit or proceeding, each such party waives any such immunity in any court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such suit or proceeding, including, without limitation, any immunity pursuant to the U.S. Foreign Sovereign Immunities Act of 1976, as amended.

24.   Judgment Currency. The obligation of the Company and each Selling Shareholder in respect of any sum due to any Underwriter under this Agreement shall, notwithstanding any judgment in a currency other than U.S. dollars (the “Judgment Currency”), not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in the Judgment Currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase U.S. dollars with the Judgment Currency; if the U.S. dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company and each Selling Shareholder agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the U.S. dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company or the Selling Shareholder, as the case may be, an amount equal to the excess of the U.S. dollars so purchased over the sum originally due to such Underwriter hereunder.

25.   Payment. All payments made or deemed to be made by the Company or any Selling Shareholder to the Underwriters or their respective affiliates, directors, officers, employees and any person controlling any Underwriter under this Agreement, if any (each a “Payee”), will be made exclusive of and without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the State of Israel or of any other jurisdiction in which the Company or such Selling Shareholder is organized or incorporated, engaged in business for tax purposes or is otherwise resident for tax purposes or has a permanent establishment, any jurisdiction from or through which a payment is made by or on behalf of the Company or any Selling Shareholder, or any political subdivision, authority or agency in or of any of the foregoing having power to tax, unless the Company or any Selling Shareholder is or becomes required by law to withhold or deduct such taxes, duties, assessments or other governmental charges. In such event, the Company or the applicable Selling Shareholder will pay such additional amounts as will result, after such withholding or deduction, in the receipt by each such Payee of the amounts that would otherwise have been receivable had such deduction or withholding not been required; provided that no such additional amounts will be paid to such Payee with respect to any withholding or deduction (i) imposed as a result of such Payee being a tax resident of, being organized or incorporated in, engaged in business for tax purposes in, having a permanent establishment in, or having any other present or former connection (other than any connection as a result of the execution and delivery of, or performance of, its obligations under this Agreement or receipt of any payments or enforcement of rights hereunder) with, the jurisdiction imposing such withholding or deduction, or (ii) as a result of such Payee’s failure to provide any reasonably requested documentation that would permit payments made hereunder by the Company or any Selling Shareholder to the Underwriters to be subject to a reduced rate of, or exemption from, such withholding or deduction, if so requested by the Company or the Selling Shareholders. All sums payable or deemed payable by the Company and the Selling Shareholders under this Agreement shall be considered exclusive of Israeli value added tax, sales tax or similar taxes, which taxes shall be borne by the Company and the Selling Shareholders, if and as applicable.

26.   Waiver of Jury Trial. The Company, the Selling Shareholders and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

27.   Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument. Delivery of an executed Agreement by one party to any other party may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

28.   Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement among the Company, the Selling Shareholders and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

Nayax Ltd.

By:	/s/ Sagit Manor
Name: Sagit Manor
Title: Chief Financial Officer

The Selling Shareholders Named In Schedule II To This Agreement

By:	/s/ Yair Nechmad
Attorney-in-Fact
Name: Yair Nechmad
Title: Attorney-in-Fact

Accepted:

Barclays Capital Inc.

UBS Securities LLC

For themselves and as Representatives
of the several Underwriters named
in Schedule I hereto

By Barclays Capital Inc.

By:	/s/ Kimberly Nash
Name: Kimberly Nash
Title: Managing Director

By UBS Securities LLC

By:	/s/ Adam Kerbis
Name: Adam Kerbis
Title: Director

By UBS Securities LLC

By:	/s/ James Rainey
Name: James Rainey
Title: Associate Director

SCHEDULE I

Underwriters	Number of Firm Shares	Number of Option Shares

Barclays Capital Inc.	939,132	140,896
UBS Securities LLC	657,391	98,608
Oppenheimer & Co. Inc.	511,304	76,696
William Blair & Company, L.L.C.	511,304	76,696
Keefe, Bruyette & Woods, Inc.	511,304	76,696

Total	3,130,435	469,565

SCHEDULE II

Name and Address of Selling Shareholder	Number of Firm Shares

Amir Nechmad 3 Arik Einstein Street, Bldg. B, 1st Floor Herzliya 4659071, Israel	300,000

Yair Nechmad 3 Arik Einstein Street, Bldg. B, 1st Floor Herzliya 4659071, Israel	350,000

David Ben-Avi 3 Arik Einstein Street, Bldg. B, 1st Floor Herzliya 4659071, Israel	350,000

Total	1,000,000

SCHEDULE III

PERSONS DELIVERING LOCK-UP AGREEMENTS

Selling Shareholders

Amir Nechmad

Yair Nechmad

David Ben-Avi

Directors and Officers

Rina Shafir

Vered Raz Avayo

Nir Dor

Reuven Ben Menachem

Sagit Manor

Oren Tepper

Keren Sharir

Tami Erel

Gal Omer

Moshe Orenstein

Oded Frenkel

Ella Shechtman

Moshe Shmaryahu

Yaron Aharon

Aaron Greenberg

Oren Viner

Boaz Ben David

SCHEDULE IV

ORALLY CONVEYED PRICING INFORMATION

1. Public Offering Price: $26.00

2. Number of Firm Shares offered: 3,130,435

3. Number of Option Shares: 469,565

SCHEDULE V

ISSUER FREE WRITING PROSPECTUSES – ROAD SHOW MATERIALS

Company presentation, dated March 5, 2024.

Company presentation, dated March 6, 2024.

SCHEDULE VI

ISSUER FREE WRITING PROSPECTUS

None.

EXHIBIT A

FORM OF LOCK-UP

LOCK-UP LETTER AGREEMENT

Barclays Capital Inc.
UBS Securities LLC

As Representatives of the several
Underwriters named in Schedule I to the
within-mentioned Underwriting Agreement,

c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

c/o UBS Securities LLC
1285 Avenue of the Americas
New York, New York 10019

Ladies and Gentlemen:

The undersigned understands that you and certain other firms (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriters of a certain number of ordinary shares (the “Shares”), par value NIS 0.001 per share (the “Ordinary Shares”), of Nayax Ltd., a company organized under the laws of the State of Israel (the “Company”) from the Company and from certain shareholders named therein (the “Selling Shareholders”), and that the Underwriters propose to reoffer the Shares to the public (the “Offering”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Underwriting Agreement.

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Barclays Capital Inc. and UBS Securities LLC on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could reasonably be expected to, result in the disposition by any person of) any Ordinary Shares (including, without limitation, any Ordinary Shares that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Ordinary Shares that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Ordinary Shares (other than any Shares sold by the undersigned pursuant to the Underwriting Agreement, if applicable) (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Ordinary Shares or securities convertible into or exercisable or exchangeable for Ordinary Shares or any other securities of the Company, or (4) publicly disclose the intention to do any of the foregoing for a period commencing on the date hereof and ending on the [30][90]th day after the date of the Prospectus relating to the Offering (such [30][90]-day period, the “Lock-Up Period”).

The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which could reasonably be expected to lead to or result in a sale or disposition of Ordinary Shares or any other securities of the Company even if such Ordinary Shares or other securities of the Company would be disposed of by someone other than the undersigned, including, without limitation, any short sale or any purchase, sale or grant of any right (including without limitation any put or call option, forward, swap or any other derivative transaction or instrument) with respect to any Ordinary Shares, or any other security of the Company that includes, relates to, or derives any significant part of its value from Ordinary Shares.

The foregoing restrictions, including without limitation the immediately preceding sentence, shall not apply to:

(a) transactions relating to Ordinary Shares or other securities acquired in the open market after the completion of the Offering;

(b) bona fide gifts, sales or other dispositions of shares of any class of the Company’s capital stock, in each case that are made exclusively between and among the undersigned or members of the undersigned’s family, or affiliates of the undersigned, including its partners (if a partnership) or members (if a limited liability company); provided that it shall be a condition to any transfer pursuant to this clause (b) that (i) the transferee/donee agrees to be bound by the terms of this Lock-Up Letter Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto, (ii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended (the Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (other than a filing under Section 13 of the Exchange Act) to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the Lock-Up Period, and (iii) the undersigned notifies Barclays Capital Inc. and UBS Securities LLC at least two business days prior to the proposed transfer or disposition;

(c) the exercise of warrants or the exercise of share options granted pursuant to the Company’s employee benefit plans, qualifying share option plans or other employee compensation plans, or otherwise outstanding on the date hereof; provided, that the restrictions shall apply to Ordinary Shares issued upon such exercise;

(d) transfers of Ordinary Shares to the Company upon the “net” or “cashless” exercise of share options or other equity awards granted pursuant to the Company’s employee benefit plans, qualifying share option plans or other employee compensation plans; provided, that the transfer shall not involve a disposition for value;

(e) transfers of Ordinary Shares for the primary purpose of satisfying any tax or other governmental withholding obligation with respect to any award of equity-based compensation granted pursuant to the Company’s employee benefit plans, qualifying share option plans or other employee compensation plans;

(f) forfeitures of Ordinary Shares to the Company to satisfy tax withholding requirements of the undersigned or the Company upon the vesting, during the Lock-Up Period, of equity based awards granted under the Company’s employee benefit plans, qualifying share option plans or other employee compensation plans; provided, that it shall not involve a disposition for value;

(g) the establishment of any contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 (a “Rule 10b5-1 Plan”) under the Exchange Act; provided, however, that no sales of Ordinary Shares or securities convertible into, or exchangeable or exercisable for, Ordinary Shares, shall be made pursuant to a Rule 10b5- 1 Plan prior to the expiration of the Lock-Up Period (as the same may be extended pursuant to the provisions hereof); provided further, that to the extent a public announcement or filing with the Commission under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such Rule 10b5-1 Plan during the Lock-Up Period, such announcement or filing shall include a statement to the effect that no transfer of Ordinary Shares may be made under such plan during the Lock-Up Period; [and]

(h) any demands or requests for, exercises of any right with respect to, or taking of any action in preparation of, the registration by the Company under the Securities Act of the undersigned’s Ordinary Shares, provided that no transfer of the undersigned’s Ordinary Shares registered pursuant to the exercise of any such right and no registration statement shall be filed under the Securities Act with respect to any of the undersigned’s Ordinary Shares during the Lock-Up Period[.][; and]

[(i) transfers of Ordinary Shares, relating to, in the aggregate, up to 25,000 Ordinary Shares.]

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Company notifies the Underwriters that it does not intend to proceed with the Offering through the Representatives, if the Underwriters notify the Company that they do not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Company, the Selling Shareholders and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including, without limitation, market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Selling Shareholders named therein and the Underwriters.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Offering and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate.

This Lock-Up Letter Agreement and any transaction contemplated by this Lock-Up Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles that would result in the application of any other law than the laws of the State of New York (other than Section 5-1401 of the General Obligations Law).

Delivery of an executed Lock-Up Letter Agreement by one party to any other party may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

This Lock-Up Letter Agreement shall automatically terminate upon the earlier to occur, if any, of (1) the termination of the Underwriting Agreement before the sale of any Shares to the Underwriters or (2) March 31, 2024, in the event that the Underwriting Agreement has not been executed by that date.

[Signature page follows]

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs and executors (in the case of individuals), personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:

Dated: